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                                                                      EXHIBIT 11

                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)


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
                                                         Twelve Weeks Ended       Twenty-eight Weeks Ended
                                                      ------------------------    ------------------------
                                                      August 11,    August 12,    August 11,    August 12,
                                                        1997          1996          1997           1996
                                                      ----------    ----------    ----------    ----------
PRIMARY EARNINGS PER SHARE

    Net income                                         $10,545       $ 5,192       $21,131       $10,525
                                                       =======       =======       =======       =======

    Weighted average number of common
       shares outstanding during the period             36,762        28,226        35,040        28,041

    Incremental common shares attributable
       to exercise of outstanding options                1,107           771           996           669
                                                       -------       -------       -------       -------

          Total shares                                  37,869        28,997        36,036        28,710
                                                       =======       =======       =======       =======


                Primary earnings per share             $   .28       $   .18       $   .59       $   .37
                                                       =======       =======       =======       =======


FULLY DILUTED EARNINGS PER SHARE

    Net income                                         $10,545       $ 5,192       $21,131       $10,525
                                                       =======       =======       =======       =======

    Weighted average number of common
       shares outstanding during the period             36,762        28,226        35,040        28,041

    Incremental common shares attributable
       to exercise of outstanding options                1,178           771         1,178           789
                                                       -------       -------       -------       -------

          Total shares                                  37,940        28,997        36,218        28,830
                                                       =======       =======       =======       =======


                Fully diluted earnings per share       $   .28       $   .18       $   .58       $   .37
                                                       =======       =======       =======       =======
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